Exhibit 2


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19283) pertaining to the Employees' Savings and Investment Plan of Luby's Cafeterias, Inc. of our report dated May 29, 1998, with respect to the financial statements and schedules of the Luby's Cafeterias Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                     ERNST & YOUNG LLP


San Antonio, Texas
June 29, 1998